UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

International Securities Exchange Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC.

60 Broad Street

New York, New York 10004

April     , 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of International Securities Exchange Holdings, Inc. The Annual Meeting will be held at 10:00 a.m., local time, on Tuesday, May 8, 2007, at The Down Town Association, located at 60 Pine Street, New York, NY 10005.

This solicitation is made on behalf of the Board of Directors of the International Securities Exchange Holdings, Inc. In addition to the matters described in the Notice of Annual Meeting and the Proxy Statement, there will be a report on the progress of the Company and an opportunity to ask questions of interest to you as a stockholder.

You will notice in reading the Proxy Statement that Ivers W. Riley, our former Chairman of the Board and a director of the Company since 2000, and Mark P. Kritzman, also a director of the Company since 2000, will not be up for re-election to the Board this year due to term limits. We wish to express our deepest appreciation to Ivers and Mark for their valuable service and contributions to the Company.

Your vote is very important. We urge you to vote by signing, dating and mailing the enclosed proxy card before the Annual Meeting, even if you plan to attend the Annual Meeting. You also may vote by telephone or over the internet by following the instructions on the enclosed proxy card. We look forward to seeing you at the Annual Meeting.

Sincerely,

Frank J. Jones	David Krell
Chairman of the Board	President and Chief Executive Officer

INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC.

60 Broad Street

New York, New York 10004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of International Securities Exchange Holdings, Inc. (the “Company”) will be held at 10:00 a.m., local time, on Tuesday, May 8, 2007, at The Down Town Association, located at 60 Pine Street, New York, NY 10005, for the following purposes:

1.	to elect four Class I directors whom we refer to as “non-management directors” and the President and Chief Executive Officer as a director;

2.	to amend the Company’s Certificate of Incorporation and Bylaws to remove the requirement that the President of the Company also be the Chief Executive Officer of the Company;

3.	to ratify our Finance and Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2007 fiscal year; and

4.	to transact any other business that properly comes before the Annual Meeting.

You are entitled to notice of and to vote at the Annual Meeting, and any postponements or adjournments thereof, if you were a holder of record of Class A common stock at the close of business on March 23, 2007.

A live web cast of the Annual Meeting will be provided from the Company’s website at www.iseoptions.com. Go to “Investor Relations,” then click on “Events” and then “Presentations” and follow the instructions given. In addition, the recorded web cast will be available on the website for a period of 30 days following the Annual Meeting.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER MATERIALS

Choose to receive an email notice when Proxy Statements and annual reports are available for viewing over the internet. You will cut down on bulky paper mailing, help the environment, and lower expenses paid by your Company. You can enroll for electronic delivery of future stockholder materials at www.iseoptions.com, in the “Investor Relations—Investor Information—Electronic Delivery of Stockholder Materials” section or at Enroll.icsdelivery.com/ise.

Your vote is important. We urge you to vote your shares promptly, even if you plan to attend the Annual Meeting. You may vote over the internet, by telephone or by returning the enclosed proxy card. Specific instructions on how to vote can be found on the proxy card.

By Order of the Board of Directors,

Michael J. Simon

Secretary

April     , 2007

New York, New York

INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC.

60 Broad Street

New York, New York 10004

PROXY STATEMENT

GENERAL INFORMATION

Why am I receiving these materials?

We sent you these proxy materials because you are a stockholder of International Securities Exchange Holdings, Inc. entitled to vote at the 2007 Annual Meeting of Stockholders, which is referred to in this Proxy Statement as the “Annual Meeting.” Our stockholders meet annually to elect directors and to make decisions about other matters that properly come before the meeting. In addition, management will report on the performance of the Company and respond to questions from stockholders. This letter and the accompanying Proxy Statement, proxy card and Annual Report are first being mailed to stockholders on or about April     , 2007.

In this Proxy Statement, we refer to International Securities Exchange Holdings, Inc. as “ISE” or the “Company.” In addition, in this Proxy Statement, the terms “we,” “us” and “our” refer to ISE or the Company.

When and where is the Annual Meeting?

The Annual Meeting will be held on Tuesday, May 8, 2007, at 10:00 a.m., local time, at The Down Town Association, located at 60 Pine Street, New York, NY 10005.

Subject to space availability, stockholders or their duly appointed proxies, are invited to attend the Annual Meeting. If you attend, you may be asked to present valid picture identification, such as a driver’s license or passport, and, if you are not a stockholder of record, evidence from your broker that you are a stockholder and are eligible to attend the Annual Meeting. Stockholders will not be allowed to use cameras (including cell phones with photographic capabilities), recording devices and other electronic devices at the Annual Meeting.

PLEASE NOTE THAT THE DOWN TOWN ASSOCIATION HAS A STRICT DRESS CODE THAT PROHIBITS SHIRTS WITHOUT COLLARS, JEANS, SHORTS, SNEAKERS OR SANDALS.

Who is entitled to vote?

We have one class of voting shares outstanding. Subject to certain voting limitations noted below, you can vote at the Annual Meeting, or any postponement or adjournment of the Annual Meeting, if you owned shares of Class A common stock at the close of business on the record date, March 23, 2007. On March 23, 2007, we had                      shares of Class A common stock outstanding.

You may cast one vote per share of your Class A common stock on each matter properly presented at the Annual Meeting.

What proposals are stockholders being asked to vote on?

Holders of our Class A common stock as of the record date are being asked to consider and vote on:

•	the election of directors, including four Class I directors whom we refer to as “non-management directors” and the President and Chief Executive Officer as a director;

•	the amendment of the Company’s Certificate of Incorporation and Bylaws to remove the requirement that the President of the Company also be the Chief Executive Officer of the Company; and

•	the ratification of our Finance and Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2007 fiscal year.

Are there any limitations on the voting rights of holders of Class A common stock?

No person (including related persons) may possess the right to vote or cause the voting of shares representing more than 20% of any class or series of our outstanding capital stock or enter into any agreement not to vote shares of stock, the effect of which agreement would be to enable any person (including related persons) to vote or cause the voting of shares of stock that represent in the aggregate more than 20% of any class or series of our outstanding capital stock. The term “related persons” means, (1) with respect to any person, all “affiliates” and “associates” of such person (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act); (2) with respect to any person constituting an exchange member (as such term is defined in the Amended and Restated Limited Liability Company Agreement of our subsidiary, International Securities Exchange, LLC, or ISE, LLC, a copy of which can be found on our website at www.iseoptions.com, in the “Investor Relations—Company Information —Corporate Governance” section or which we will provide to any stockholder of ISE upon written request), any broker or dealer with which such exchange member is associated; and (3) any two or more persons that have any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of shares of our capital stock. The 20% voting limit does not apply to any solicitation of any revocable proxy from any of our stockholders by us or by any stockholder pursuant to Regulation 14A under the Exchange Act.

Under our organizational documents, only those shares entitled to vote would be counted for purposes of determining a quorum or a minimum vote required for the transaction of any business at any stockholders’ meeting.

Our Board of Directors may waive the provisions regarding voting limits by an amendment to our Bylaws, subject to a determination of the Board that such person (including its related persons) is not subject to any applicable “statutory disqualification” and that such waiver amendment:

•	will not impair our ability to carry out our functions and responsibilities as a “national securities exchange” under the Exchange Act;

•	is otherwise in our best interests and the best interests of our stockholders; and

•	will not impair the ability of the Securities and Exchange Commission, or the SEC, to enforce the Exchange Act.

In making these determinations, our Board of Directors may impose conditions and restrictions on the relevant stockholder or its related persons beneficially owning any shares of our stock entitled to vote on any matter that it deems necessary, appropriate or desirable in furtherance of the objectives of the Exchange Act and our governance. Such amendment to the Bylaws would not be effective unless approved by the SEC.

How do I vote?

You may vote by proxy or in person at the Annual Meeting. If you want to vote by proxy, please complete, sign and date the enclosed proxy card and return it in the enclosed postage-prepaid envelope. You may also cast your vote by telephone by calling the number on your proxy card or electronically over the internet by going to the website designated on your proxy card. If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from such nominee that you must follow in order for your shares of Class A common stock to be voted. Telephone and internet voting with respect to shares of Class A common stock also will be offered to stockholders owning such shares through certain banks, brokers and nominees. If your shares of Class A common stock are not registered in your own name and you plan to vote such shares in person at the Annual Meeting, you should contact your broker or agent to obtain a broker’s proxy card and bring it to the Annual Meeting in order to vote.

If you vote by proxy, the individuals named on the proxy card (your proxies) will vote your shares of Class A common stock in the manner you indicate. If you are a Class A stockholder, you may specify whether your shares of Class A common stock should be voted (a) for all, some or none of the Class I nominees for election as non-management directors; (b) for the President and Chief Executive Officer as director; (c) for or against the amendment of the Company’s Certificate of Incorporation and Bylaws to remove the requirement that the President of the Company also be the Chief Executive Officer of the Company; and (d) for or against the ratification of our independent registered public accounting firm.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by returning the enclosed proxy card in the accompanying envelope or by casting your vote by telephone or over the internet. Voting by proxy will not affect your right to attend the Annual Meeting and vote your shares in person.

What if I return my proxy card but do not provide voting instructions?

If you sign, date and return the proxy card without indicating your instructions on how to vote your shares of Class A common stock, the proxies will vote your shares of Class A common stock in accordance with the Board’s recommendations as follows:

•	“FOR” the election of the four nominees for Class I non-management directors and the President and Chief Executive Officer nominee as a director;

•	“FOR” the amendment of the Company’s Certificate of Incorporation and Bylaws to remove the requirement that the President of the Company also be the Chief Executive Officer of the Company; and

•	“FOR” the ratification of our Finance and Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2007 fiscal year.

What constitutes a quorum?

A quorum is the number of shares of Class A common stock that must be present to conduct business at the Annual Meeting. In order for us to conduct the Annual Meeting, at least a majority of the outstanding shares of Class A common stock as of the record date will need to be represented in person or by proxy.

Your shares of Class A common stock will be counted to determine whether there is a quorum if you submit a valid proxy card, vote over the telephone or internet, or attend the Annual Meeting in person. To ensure that there will be a quorum for each of the proposals to be voted on, please vote before the Annual Meeting, and allow your shares of Class A common stock to be represented at the Annual Meeting by your proxies. Voting before the Annual Meeting will not prevent you from voting in person at the Annual Meeting. If you vote in person at the Annual Meeting, your previous vote will be revoked automatically.

Proxies received but marked “withheld,” “abstain” or broker non-votes will be counted only as present for establishing a quorum.

What is a broker non-vote?

A broker non-vote occurs when a broker does not vote on some proposal on the proxy card because the broker does not have discretionary voting power for that particular proposal and has not received instructions from the stockholder. Under the rules of the New York Stock Exchange, or NYSE, if you hold your shares of Class A common stock through a bank, broker, or other nominee, your nominee is permitted to vote your shares on certain “routine” matters. Of the three proposals to be presented at the Annual Meeting, “Proposal 1—Election of Directors” and “Proposal 3—Ratification of Ernst & Young LLP as our independent registered public accounting firm,” are considered routine matters. “Proposal 2—Amendment of the Company’s Certificate of Incorporation and Bylaws to remove the requirement that the President of the Company also be the Chief Executive Officer of the Company,” is not considered a routine matter. As such, if the institution holding your shares of Class A common stock has not received voting instructions from you with respect to this proposal, the institution cannot vote your shares of Class A common stock on this proposal.

How many votes are needed to approve each proposal and what are the effects of an abstention or a broker non-vote?

Each of the proposals presented at the Annual Meeting will be considered separately. Assuming that a quorum is present for the particular proposal, the following votes are required to approve each of the proposals:

Proposal	Vote Required to Approve
Election of directors	For each nominee, a plurality of the votes cast at the Annual Meeting by the holders of Class A common stock entitled to vote. Abstentions and broker non-votes will have no effect on the election of directors.

Amendment of the Company’s Certificate of Incorporation and Bylaws to remove the requirement that the President of the Company also be the Chief Executive Officer of the Company

A “FOR” vote from holders of 66 2/3% of the outstanding shares of Class A common stock entitled to vote at the Annual Meeting. An abstention or broker non-vote will have the effect of a vote against the proposal.

Ratification of Ernst & Young LLP as our independent registered public accounting firm

A “FOR” vote from holders of a majority of the Class A common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. An abstention will have the effect of a vote against the proposal and a broker non-vote will have no effect on the voting results.

Can I change my mind after I vote?

Yes, if you attend the Annual Meeting, you may change your vote at any time before the voting closes at the Annual Meeting. If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy by:

•	Signing and delivering another proxy with a later date;

•	Voting by telephone or over the internet at a later date;

•	Delivering a written revocation to Michael J. Simon, Secretary of the Company, before the Annual Meeting; or

•	Attending the Annual Meeting and voting in person.

Your most current vote is the vote that will be counted. Simply attending the Annual Meeting will not automatically revoke your proxy. You must vote in person at the Annual Meeting in order to revoke your proxy. If you do not attend the Annual Meeting, your vote or revocation must be received by our Class A common stock proxy tabulator, ADP Investor Communication Services, by 5:00 p.m., local time, on Monday, May 7, 2007 to be counted.

Is my vote confidential?

Yes, all proxies, ballots and tabulations that identify the vote of a particular stockholder will be kept confidential, except as necessary to allow the inspectors of election to certify the voting results or to meet legal requirements. Representatives of ADP Investor Communication Services, our Class A common stock proxy tabulator, will act as the inspectors of election and will count the votes.

Comments written on proxy cards or ballots may be provided by ADP Investor Communication Services to Michael J. Simon, Secretary of the Company, with the name and address of the stockholder.

What if other matters are presented for determination at the Annual Meeting?

As of the date of this Proxy Statement, we know of no other matters that will be presented for determination at the Annual Meeting other than those referred herein. If any other matter is presented at the Annual Meeting, your proxies will vote in accordance with their best judgment of the persons appointed to vote the proxies as detailed on the enclosed proxy card. At the time this Proxy Statement went to press, we knew of no matters to be addressed at the Annual Meeting beyond those described in this Proxy Statement.

How may I get additional copies of the Annual Report?

SEC rules require us to provide an Annual Report to stockholders who receive this Proxy Statement. Additional copies of the Annual Report are available upon written request to Investor Relations, International Securities Exchange Holdings, Inc., 60 Broad Street, New York, New York 10004, or by or by electronic request to investorrelations@iseoptions.com.

Who pays the expenses in connection with the solicitation of proxies?

We will pay the costs of soliciting proxies. In addition to mailing proxy solicitation material, our directors and employees also may solicit proxies in person, by telephone or by other electronic means of communication. We will not compensate these directors and employees additionally for this solicitation, but we may reimburse them for any out-of-pocket expenses that they incur in the process of soliciting the proxies. We will arrange for brokers and other custodians, nominees and fiduciaries to forward the solicitation materials to their beneficial owners, and we will reimburse them for any out-of-pocket expenses that they reasonably incur in the process of forwarding the materials. We have retained Georgeson Stockholder to aid in the solicitation of proxies. It is estimated that the fee for Georgeson Stockholder will be approximately $7,000 plus reasonable out-of-pocket costs and expenses.

How may I elect to receive stockholder materials electronically and discontinue my receipt of paper copies?

You can request electronic delivery of our proxy materials and annual report over the internet at www.iseoptions.com, in the “Investor Relations—Investor Information—Electronic Delivery of Stockholder Materials” section or Enroll.icsdelivery.com/ise. To receive other stockholder information, contact us at investorrelations@iseoptions.com.

PROPOSAL 1

ELECTION OF DIRECTORS

At this year’s Annual Meeting, stockholders will be asked to vote on the election of four Class I non-management directors. If elected, each director’s term will last until the 2009 Annual Meeting of Stockholders or until he or she is succeeded by another qualified director who has been elected or appointed by the Board. In addition, stockholders will be asked to vote on the election of the President and Chief Executive Officer of the Company as director and his term will last until the 2008 Annual Meeting of Stockholders, or until such earlier time as he no longer serves as President and Chief Executive Officer. If stockholders and the SEC approve Proposal 2 below, David Krell, the nominee for President and Chief Executive Officer director, would remain on the Board as the Chief Executive Officer of the Company.

Each of the director nominees is currently a director, except for Joseph B. Stefanelli and Kenneth A. Vecchione, who were nominated by the Corporate Governance Committee to stand for election as non-management director nominees as provided by our organizational documents.

Nominees for Non-Management Directors

Name and Age	For a Term Expiring	Background
Barbara B. Diamond, 64	2009	Ms. Diamond has been a director of ISE since 2000. From March 1978 to December 2002, Ms. Diamond served as President of the Diamond Services Group, Ltd. In addition, from March 1999 to December 2002, Ms. Diamond conducted market research for Strategic Market Systems. From 1985 to 1990, Ms. Diamond served as the North American Representative for the Sydney Futures Exchange. Ms. Diamond has also been a member of the Sydney Futures Exchange and the Singapore International Monetary Exchange. Ms. Diamond was a member of the International Monetary Market, a division of the Chicago Mercantile Exchange, from 1972 to 1998. Ms. Diamond holds a M.B.A. from the New York Institute of Technology and a B.S. in Economics from Elmhurst College.

Richard Schmalensee, Ph.D., 63	2009

Dr. Schmalensee has been a director of ISE since 2000. Since November 1998, Dr. Schmalensee has been the Dean of The Massachusetts Institute of Technology, Sloan School of Management and a Professor of Economics and Management. Previously, Dr. Schmalensee served as Deputy Dean and Interim Dean. Dr. Schmalensee has been a part-time consultant for LECG, LLC since April 2004 and was a part time consultant for NERA Economic Consulting from 1991 through March 2004. In addition, Dr. Schmalensee serves on the Board of Directors of IDG, Inc., and previously served on the Board of Directors of MFS

Investment Management, from June 2002 to April 2004. From 1989 to 1991, Dr. Schmalensee was a member of the President’s Council of Economic Advisers. Dr. Schmalensee is a research associate of the National Bureau of Economic Research, a fellow of the Econometric Society, a member of the International Academy of Management, and a fellow of the American Academy of Arts and Sciences.

Name and Age	For a Term Expiring	Background
Joseph B. Stefanelli, 68	2009	From 1984 to 2002, Mr. Stefanelli served in various senior positions at the American Stock Exchange, including Executive Vice President of Equities, Executive Vice President of Derivatives Securities, Senior Vice President of Derivatives Securities Communications, and Senior Vice President of Options Marketing. Mr. Stefanelli has served on various options advisory committees and also served as a director of The Options Clearing Corporation, or OCC, from 1995 to 2002. He has also taught at the New York Institute of Finance.

Kenneth A. Vecchione, 52	2009	From 2004 to 2006, Mr. Vecchione served as Vice-Chairman and Chief Financial Officer of MBNA Corporation. He joined MBNA America Bank in 1998 as Division Head of Finance, and in 2000 he became Chief Financial Officer and Director of MBNA America Bank N.A. and served on the Executive and Management Committees. From 1997 to 1998, he served as Chief Financial Officer of AT&T Universal Card Services. From 1994 to 1997, he served as Chief Financial Officer and Group President of First Data Corporation’s Electronic Funds Management business. Prior to joining First Data, he worked at Citigroup for 17 years, where he was Chief Financial Officer of their credit card business. Mr. Vecchione is a board member and Chairman of the Audit Committee for Affinion Group. He holds a B.S. in Accounting from the University of New York at Albany.

Each of the nominees above has consented to serve if elected. We have no reason to believe that any of the nominees listed above will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, our Corporate Governance Committee may substitute another nominee. In that case, your proxies will vote for the substitute designated by our Corporate Governance Committee.

Our Board of Directors unanimously recommends that you vote “FOR” the four Class I non-management director nominees described above.

Nominee for President and Chief Executive Officer Director

Name and Age	For a Term Expiring	Background
David Krell, 60	2008	Mr. Krell has been President and Chief Executive Officer of ISE and a director of ISE since 1997. Mr. Krell is also the President and Chief Executive Officer and a director of ISE, LLC. Mr. Krell co-founded ISE in October, 1997. From 1997 to 1998, he was Chairperson and co-founder of K-Squared Research, LLC, a financial services consulting firm. From 1984 to 1997, Mr. Krell was Vice President, Options and Index Products, of the NYSE. Mr. Krell formerly was an Adjunct Professor at Rutgers University Graduate School of Management and at the Graduate School of Baruch College. He has taught, coordinated and directed seminars and workshops at the New York Institute of Finance.

The nominee above has consented to serve if elected. We have no reason to believe that the nominee listed above will be unable or unwilling to serve if elected.

Our Board of Directors unanimously recommends that you vote “FOR” the President and Chief Executive Officer director nominee described above.

PROPOSAL 2

AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

Our Board has approved and recommends approval by our stockholders of amendments to Article FIFTH of our Certificate of Incorporation and Sections 3.2, 3.10(b), 4.1 and 4.5 of our Bylaws, to remove the requirement that the President of the Company also be the Chief Executive Officer of the Company.

Our Board is monitoring and will continue to monitor the discussions and developments in the area of corporate governance, and will continue to maintain its commitment to the highest levels of corporate governance. In that spirit, we believe it is in the best interest of the Company and its stockholders to remove the requirement that the President of the Company also be the Chief Executive Officer of the Company and allow the Board to appoint separate people to the offices of the President and the Chief Executive Officer. The Board believes that this modification would provide the Board with the flexibility to structure management of the Company in a way that is most effective for attracting and keeping the industry’s most talented people, and in turn provide the flexibility to attract and retain the best possible management team for the Company and its stockholders. Accordingly, our Board has approved, and recommends approval by our stockholders of the proposed amendments to Article FIFTH of our Certificate of Incorporation and Sections 3.2, 3.10(b), 4.1 and 4.5 of our Bylaws.

As the parent company of ISE, LLC, a registered national securities exchange, we are required to submit proposed changes to our governing documents to the SEC. The SEC will typically publish the proposal for public comment, following which the SEC may approve or disapprove the proposal as it deems appropriate. We can give no assurances that the SEC will approve any changes to our governing documents that we may propose. Assuming the amendments are approved by our stockholders, the Company plans to file the amendments with the appropriate entities, including the SEC, promptly after the results of the stockholder vote are certified.

Under this Proposal 2, the proposed amendments to Article FIFTH of our Certificate of Incorporation and Sections 3.2, 3.10(b), 4.1 and 4.5 of our Bylaws would be revised as follows (~~strikethrough~~ indicates deleted text, underline indicates new text):

CERTIFICATE OF INCORPORATION

FIFTH : (a) The number of directors of the Corporation, one (1) of which shall be such person who is currently holding the office of ~~President and~~ Chief Executive Officer of the Corporation, shall be fixed, and may be increased or decreased from time to time, in such manner as may be prescribed by the Bylaws of the Corporation.

(b) The directors, other than the ~~President and~~ Chief Executive Officer or those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, shall be divided into two classes, designated as Class I and Class II. Class I directors shall be initially appointed for a term expiring at the 1st annual meeting of stockholders and Class II directors shall be initially appointed for a term expiring at the 2nd annual meeting of stockholders. Members of each class shall hold office until their successors are elected and qualified. Thereafter, at each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the second year following the year of their election, and until their successors are elected and qualified. The ~~President and~~ Chief Executive Officer shall serve as a director for a term of one (1) year or until such earlier time as such person no longer serves as the ~~President and~~ Chief Executive Officer of the Corporation. Any director may be removed from office at any time, but only for cause by the stockholders to the extent permitted under applicable law.

BYLAWS

Section 3.2

Section 3.2 Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board, but shall consist of not more than fifteen (15) nor less than two (2) directors, and one (1) of such directors shall be such person who is currently holding the office of ~~President and~~ Chief Executive Officer of the Corporation. The directors, other than the ~~President and~~ Chief Executive Officer or those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation, shall be divided into two (2) classes, and designated as Class I and Class II. Class I directors shall be initially elected for a term expiring at the 2005 annual meeting of stockholders and Class II directors shall be initially elected for a term expiring at the 2006 annual meeting of stockholders. Members of each class shall hold office until their successors shall have been duly elected and qualified. At each succeeding annual meeting of stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the second year following the year of their election, and until their successors are elected and qualified. The ~~President and~~ Chief Executive Officer shall hold office for a period of one (1) year or such earlier time as such person no longer serves as ~~President and~~ Chief Executive Officer of the Corporation.

Section 3.10(b)

(b) Executive Committee. The Executive Committee shall consist of such number of directors as the Board shall from time to time determine, but not less than four (4), as follows: the Chairman of the Board, the Vice Chairman of the Board, the ~~President and~~ Chief Executive Officer, and such other directors as determined by the Board. The Chairman of the Executive Committee shall be the ~~President and~~ Chief Executive Officer. The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors except that the Executive Committee shall not have the powers of the Board of Directors with respect to approving any merger, consolidation, sale of substantially all of the assets or dissolution of the Corporation. The Board shall appoint the members of the Executive Committee in accordance with this Section 3.10(b).

Section 4.1

Section 4.1 Officers. The Board of Directors shall elect a Chief Executive Officer, a President, a Secretary and a Treasurer, and one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. ~~The President shall be the Chief Executive Officer of the Corporation~~. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV, together with such other powers and duties as from time to time may be conferred by the Board of Directors or any committee thereof. Any number of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The Board of Directors may elect, and may delegate power to elect, such other officers, agents and employees as it may deem necessary or proper, who shall hold their offices or positions for such terms, have such authority and perform such duties as may from time to time be determined by or pursuant to authorization of the Board of Directors.

Section 4.5

Section 4.5 President and Chief Executive Officer.

(a) The ~~President and~~ Chief Executive Officer shall be appointed by the Board of Directors pursuant to Section 4.1 and shall be nominated for a directorship by virtue of his or her office. ~~(b)~~ The ~~President and~~ Chief

Executive Officer shall manage the affairs of the Corporation and shall be the representative of the Corporation in all public matters. ~~(c)~~ The ~~President and~~ Chief Executive Officer shall not engage in any other occupation during his or her incumbency except with the approval of the Board of Directors. ~~(d)~~ The ~~President and~~ Chief Executive Officer may be removed by a vote of two-thirds of the directors then in office, exclusive of the ~~President and~~ Chief Executive Officer, in the event that he or she refuses, fails, neglects or is unable to discharge his or her duties or for any cause affecting the best interests of the Corporation. ~~(e)~~ In the case of temporary absence or inability to act, ~~President and~~ Chief Executive Officer may designate any other officer to assume all the functions and discharge all the duties of the ~~President and~~ Chief Executive Officer. Upon his or her failure to do so, or if the office of ~~President and~~ Chief Executive Officer is vacant, any officer so designated by the Board of Directors shall perform the functions and duties of the ~~President and~~ Chief Executive Officer.

(b) The President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe.

Our Board of Directors unanimously recommends that you vote “FOR” the amendment of the Company’s Certificate of Incorporation and Bylaws to remove the requirement that the President of the Company also be the Chief Executive Officer of the Company.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

As required by Section 301 of the Sarbanes-Oxley Act of 2002 and Section 303A of the NYSE Listed Company Manual, our Finance and Audit Committee is directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm. The Finance and Audit Committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2006. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be available to respond to appropriate questions and may make a statement if they so desire. Although we are not required to seek stockholder approval of this appointment, we believe it to be sound corporate governance to do so. If the appointment of Ernst & Young LLP is not ratified by our stockholders, our Finance and Audit Committee will investigate the reasons for the stockholder rejection and will consider appointing another independent registered public accounting firm.

For information concerning the selection of Ernst & Young LLP, see “Report of the Finance and Audit Committee” on page     . For information concerning fees paid to Ernst & Young, see “Principal accountant fees and services” on page     .

Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2007 fiscal year.

CORPORATE GOVERNANCE

[To be included in Definitive Proxy Statement]

EXECUTIVE COMPENSATION

[To be included in Definitive Proxy Statement]

OTHER MATTERS

Stockholder Proposals for 2008 Annual Meeting

Under Rule 14a-8(e) of the Exchange Act, stockholder proposals intended for inclusion in the Proxy Statement for the 2008 Annual Meeting must be submitted in writing to the Company and must be received by the Secretary by December , 2007. Those proposals should be sent to Secretary, International Securities Exchange Holdings, Inc., 60 Broad Street, New York, New York 10004, and must comply with rules promulgated by the SEC in order to be eligible for inclusion in our proxy materials for our 2008 Annual Meeting of Stockholders.

Our Bylaws also contain advance notice requirements for matters that stockholders intend to bring before an annual meeting, but not submitted for inclusion in the Proxy Statement. Generally, notice of a proposal to be brought before the 2008 Annual Meeting must be received by the Secretary not earlier than February , 2008 and not later than March , 2008. The notice must set forth the following information on each item of business that the stockholder proposes to bring before the meeting:

•

as to each person whom the stockholder proposes to nominate for election or reelection as a non-management director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected and a statement that such nominee complies with the requirements set forth in our Certificate of Incorporation;

•

as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

•

as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner.

Householding

Under SEC rules, a single set of Annual Reports and Proxy Statements may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. Stockholders sharing an address who wish to receive a single set of materials may do so by contacting their banks, brokers or other nominees, if their shares of Class A common stock are held by brokers, banks or other nominees, or by contacting ADP by toll-free telephone at (1-800-542-1061) or via letter to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, if they hold their shares of Class A common stock directly in their own names.

By Order of the Board of Directors,

Michael J. Simon

Secretary

Dated: April     , 2007

AUTO DATA PROCESSING

INVESTOR COMM SERVICES

ATTENTION:

TEST PRINT

51 MERCEDES WAY

EDGEWOOD, NY

11717

VOTE BY INTERNET - WWW.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 p.m., Local Time on May 7, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by International Securities Exchange Holdings, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE -1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 5:00 p.m., Local Time on May 7, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to International Securities Exchange Holdings, Inc. c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card. THANK YOU FOR VOTING

123,456,789,012.00000

0000 0000 0000

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

ISSXC1

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC.

02

0000000000

214827217253

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed non-management director nominees. Four will be elected to a two-year term to the Board of Directors of International Securities Exchange Holdings, Inc.

For All `

Withhold All `

For All Except `

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01 - Barbara B. Diamond

02 - Richard Schmalensee, Ph.D.

03 - Joseph B. Stefanelli

04 - Kenneth A. Vecchione

B Election of President and CEO as Director

2. The Board of Directors recommends a vote FOR the listed nominee. The President and CEO will be elected to a one-year term to the Board of Directors of International Securities Exchange Holdings, Inc.

05 - David Krell

C Issues

The Board of Directors recommends a vote FOR the following proposal.

3. Amendment of the Company’s Certificate of Incorporation and Bylaws to remove the requirement that the President of the Company also be the Chief Executive Officer of the Company.

For ` Against ` Abstain `

4. Ratification of Ernst & Young as independent registered public accounting firm for 2007.

` ` `

D Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Please indicate if you plan to attend this meeting.

` Yes ` No

123,456,789,012

46031W204

Signature [PLEASE SIGN WITHIN BOX] Date

P40630

Signature (Joint Owners) Date

Proxy - International Securities Exchange Holdings, Inc.

Annual Meeting Proxy Card for Class A Common Stock

This Proxy is being solicited by the Board of Directors of the International Securities Exchange Holdings, Inc. (“ISE”)

for the Annual Meeting of Stockholders on Tuesday, May 8, 2007

The undersigned hereby appoint(s) Michael J. Simon and Katherine A. Simmons with full power to act alone and with full power of substitution, as proxy of such stockholder(s), to attend the Annual Meeting of ISE to be held at 10:00 a.m. local time, on Tuesday, May 8, 2007, at the Down Town Association, located at 60 Pine Street, New York, NY 10005, and any postponement or adjournment thereof, and to vote all shares of Class A common stock of ISE held of record by such stockholder(s) as of the close of business on March 23, 2007, upon the proposals as designated on the reverse side. This proxy will be voted as specified by the stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS SET FORTH IN THE PROXY STATEMENT FOR THE PROPOSALS LISTED ON THE REVERSE SIDE. This Proxy, when properly executed, may be voted in the discretion of the proxy upon any matters incident to the conduct of the Annual Meeting, including any motion to adjourn or postpone the Annual Meeting. The proposals are fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

THANK YOU FOR VOTING

(Continued and to be dated and signed on the reverse side)